                                                                   EXHIBIT 23(a)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors and Stockholders
Creative Learning Products, Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated September 10, 1996, relating to the consolidated financial statements of Creative Learning Products, Inc. and Subsidiaries, appearing in the Company's Annual Report on Form 10-KSB for the year ended May 31, 1996. We also consent to the reference to us under the captions "Experts."


/s/ BDO Seidman, LLP

New York, New York
January 13, 1997


                                      E-31